UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 17, 2017

LAKELAND INDUSTRIES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-15535	13-3115216
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

3555 Veterans Memorial Hwy, Suite C, Ronkonkoma, New York 11779-7410
(Address of principal executive offices)	(Zip Code)

(631) 981-9700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

(17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.        Entry into a Material Definitive Agreement.

On August 17, 2017, Lakeland Industries, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Roth Capital Partners, LLC and Craig-Hallum Capital Group LLC, as underwriters (collectively, the “Underwriters”), to issue and sell 725,000 shares of common stock, par value $0.01 per share (“Common Stock”), of the Company at a public offering price of $13.80 per share (the “Offering Price”) in a firm commitment underwritten public offering. The underwriting discount was $0.966 per share sold in the Offering. Pursuant to the Underwriting Agreement, the Underwriters have the option, exercisable for a period of 45-days after execution of the Underwriting Agreement, to purchase up to an additional 108,750 shares of the Common Stock at the Offering Price, which the Underwriters have not exercised. The net proceeds to the Company from the Offering are estimated to be approximately $8.95 million, after deducting underwriting discounts and estimated offering expenses payable by the Company.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities arising under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for the purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties. The foregoing description of the terms of the Underwriting Agreement is qualified in its entirety by reference to the Underwriting Agreement, which is attached as Exhibit 1.1 hereto and incorporated by reference herein.

The offer and sale of shares of Common Stock in the Offering have been registered under the Securities Act of 1933, as amended, pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-216943) declared effective by the Securities and Exchange Commission (the “Commission”) on April 11, 2017 (the “Registration Statement”). The offer and sale of the shares of Common Stock in the Offering are described in the Company’s prospectus constituting a part of the Registration Statement, as supplemented by a final prospectus supplement filed with the Commission on August 18, 2017. The Offering closed on August 22, 2017.

Item 8.01.        Other Events.

On August 22, 2017, the Company issued a press release announcing the closing of the Offering. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.       Financial Statements and Exhibits.

(d)           Exhibits.

1.1	Underwriting Agreement, dated August 17, 2017, by and among Lakeland Industries, Inc. and Roth Capital Partners, LLC and Craig-Hallum Group LLC

5.1	Opinion of Moomjian, Waite & Coleman, LLP.

23.1	Consent of Moomjian, Waite & Coleman, LLC (included in Exhibit 5.1 above).

99.1	Press Release, dated August 22, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAKELAND INDUSTRIES, INC.

By:	/s Christopher J. Ryan
Christopher J. Ryan
President and Chief Executive Officer

Date: August 22, 2017